Exhibit G(3)

THIRD AMENDMENT

TO AMENDED, RESTATED AND CONSOLIDATED

CUSTODIAN AGREEMENT

This amendment, dated as of September 16, 2013, is made to the AMENDED, RESTATED AND CONSOLIDATED CUSTODIAN AGREEMENT, dated as of January 1, 2008 as it may be amended, supplemented, restated or otherwise modified from time to time, by and among each open-end management investment company identified on the signature page hereto (each, a “Fund”), and STATE STREET BANK AND TRUST COMPANY (“State Street” or the “Bank”) (the “Consolidated Agreement”).

WHEREAS, the Funds and the Bank wish to further amend the Consolidated Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.	Amendment of the Consolidated Agreement.

(a)	The following Section 30 is hereby inserted immediately after Section 29:

30. LOAN SERVICES ADDENDUM. In the event the Fund directs the Bank in writing to perform loan services, the Bank and the Fund hereby agree to be bound by the terms of the Loan Services Addendum attached hereto and the Fund shall reimburse the Bank for its fees and expenses related thereto as agreed upon from time to time in writing by the Fund and the Bank. The terms of the Loan Services Addendum shall apply to such services provided by the Bank on or after April 27, 2012.

(b)	The attached Loan Services Addendum is hereby added to the Consolidated Agreement.

2.	Miscellaneous.

(a)	Terms used herein and not hereby defined shall have the meanings attributed to them in the Consolidated Agreement.

(b)	Appendix A to the Consolidated Agreement is hereby replaced by the Appendix A attached hereto.

(c)	Except as amended hereby, the Consolidated Agreement shall remain in full force and effect.

(d)

This Third Amendment to Consolidated Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each party hereto has caused this Third Amendment to the Consolidated Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

MML SERIES INVESTMENT FUND II

By:	/s/ Nicholas Palmerino
Name: Nicholas Palmerino
Title: CFO and Treasurer

MASSMUTUAL PREMIER FUNDS

By:	/s/ Nicholas Palmerino
Name: Nicholas Palmerino
Title: CFO and Treasurer

MASSMUTUAL SELECT FUNDS

By:	/s/ Nicholas Palmerino
Name: Nicholas Palmerino
Title: CFO and Treasurer MML SERIES INVESTMENT FUND

By:	/s/ Nicholas Palmerino
Name: Nicholas Palmerino
Title: CFO and Treasurer

Appendix A

As of September 16, 2013, this Appendix A forms a part of the Amended, Restated and Consolidated Custodian Agreement dated as of January 1, 2008, as amended (the “Consolidated Agreement”) between State Street Bank and Trust Company and each of the MassMutual Select Funds, MassMutual Premier Funds, MML Series Investment Fund and MML Series Investment Fund II. As of September 16, 2013, this Appendix A supersedes any previous versions of said Appendix.

MassMutual Select Funds Portfolios	Classes
MassMutual RetireSMARTSM 2010 Fund	S, Y, L, A, N
MassMutual RetireSMARTSM 2015 Fund	S, Y, L, A
MassMutual RetireSMARTSM 2020 Fund	S, Y, L, A, N
MassMutual RetireSMARTSM 2025 Fund	S, Y, L, A
MassMutual RetireSMARTSM 2030 Fund	S, Y, L, A, N
MassMutual RetireSMARTSM 2035 Fund	S, Y, L, A
MassMutual RetireSMARTSM 2040 Fund	S, Y, L, A, N
MassMutual RetireSMARTSM 2045 Fund	S, Y, L, A
MassMutual RetireSMARTSM 2050 Fund	S, Y, L, A, N
MassMutual RetireSMARTSM 2055 Fund	S, Y, L, A
MassMutual RetireSMARTSM Conservative Fund	S, Y, L, A
MassMutual RetireSMARTSM Growth Fund	S, Y, L, A
MassMutual RetireSMARTSM In Retirement Fund	S, Y, L, A, N
MassMutual RetireSMARTSM Moderate Fund	S, Y, L, A
MassMutual RetireSMARTSM Moderate Growth Fund	S, Y, L, A
MassMutual Select Blue Chip Growth Fund	S, Y, L, A, N
MassMutual Select Diversified International Fund	S, Y, L, A
MassMutual Select Diversified Value Fund	S, Y, L, A, N
MassMutual Select Focused Value Fund	S, Y, L, A, N, Z
MassMutual Select Fundamental Growth Fund	S, Y, L, A, N
MassMutual Select Fundamental Value Fund	S, Y, L, A, N, Z
MassMutual Select Growth Opportunities Fund	S, Y, L, A, N, Z
MM S&P 500® Index Fund	S, Y, L, A, N, Z, I
MassMutual Select Large Cap Value Fund	S, Y, L, A, N
MassMutual Select Mid Cap Growth Equity II Fund	S, Y, L, A, N, Z
MassMutual Select Mid-Cap Value Fund	S, Y, L, A, N, Z
MassMutual Select Overseas Fund	S, Y, L, A, N, Z
MassMutual Select PIMCO Total Return Fund	S, Y, L, A, N, Z
MassMutual Select Small Cap Growth Equity Fund	S, Y, L, A, N, Z
MassMutual Select Small Cap Value Equity Fund	S, Y, L, A
MassMutual Select Small Company Growth Fund	S, Y, L, A
MassMutual Select Small Company Value Fund	S, Y, L, A, N, Z
MassMutual Select Strategic Bond Fund	S, Y, L, A, N
MM MSCI EAFE® International Index Fund	S, Y, L, A, Z, I
MM Russell 2000® Small Cap Index Fund	S, Y, L, A, Z, I
MM S&P® Mid Cap Index Fund	S, Y, L, A, Z, I

MassMutual Premier Funds Portfolios	Classes
MassMutual Barings Dynamic Allocation Fund	S, Y, L, A, Z
MassMutual Premier Balanced Fund	S, Y, L, A

MassMutual Premier Capital Appreciation Fund	S, Y, L, A, N
MassMutual Premier Core Bond Fund	S, Y, L, A, N, Z
MassMutual Premier Disciplined Growth Fund	S, Y, L, A
MassMutual Premier Disciplined Value Fund	S, Y, L, A, N
MassMutual Premier Diversified Bond Fund	S, Y, L, A, Z
MassMutual Premier Focused International Fund	S, Y, L, A, N, Z
MassMutual Premier Global Fund	S, Y, L, A, N
MassMutual Premier High Yield Fund	S, Y, L, A, N, Z
MassMutual Premier Inflation-Protected and Income Fund	S, Y, L, A, N, Z
MassMutual Premier International Bond Fund	S, Y, L, A
MassMutual Premier International Equity Fund	S, Y, L, A
MassMutual Premier Main Street Fund	S, Y, L, A, N
MassMutual Premier Money Market Fund	S, Y, A
MassMutual Premier Short-Duration Bond Fund	S, Y, L, A, N, Z
MassMutual Premier Small Cap Opportunities Fund	S, Y, L, A
MassMutual Premier Strategic Emerging Markets Fund	S, Y, L, A, Z
MassMutual Premier Value Fund	S, Y, L, A, N

MML Series Investment Fund Portfolios	Classes
MML Aggressive Allocation Fund	Initial, Service
MML American Funds® Core Allocation Fund	Service I
MML American Funds® Growth Fund	Service I
MML American Funds® International Fund	Service I
MML Balanced Allocation Fund	Initial, Service
MML Blue Chip Growth Fund	Initial, Service
MML Conservative Allocation Fund	Initial, Service
MML Equity Income Fund	Initial, Service
MML Equity Index Fund	I, II, III, Service I
MML Focused Equity Fund	II, Service I
MML Foreign Fund	Initial, Service
MML Fundamental Growth Fund	II, Service I
MML Fundamental Value Fund	II, Service I
MML Global Fund	I, II, Service I
MML Growth & Income Fund	Initial, Service
MML Growth Allocation Fund	Initial, Service
MML Income & Growth Fund	Initial, Service
MML Large Cap Growth Fund	Initial, Service
MML Managed Volatility Fund	Initial, Service
MML Mid Cap Growth Fund	Initial, Service
MML Mid Cap Value Fund	Initial, Service
MML Moderate Allocation Fund	Initial, Service
MML PIMCO Total Return Fund	II, Service I
MML Small Cap Growth Equity Fund	Initial, Service
MML Small Company Value Fund	II, Service I
MML Small/Mid Cap Value Fund	Initial, Service

MML Series Investment Fund II Portfolios	Classes
MML Blend Fund	Initial, Service
MML China Fund	II, Service I

MML Equity Fund	Initial, Service
MML High Yield Fund	II, Service I
MML Inflation-Protected and Income Fund	Initial, Service
MML Managed Bond Fund	Initial, Service
MML Money Market Fund	Initial, Service
MML Short-Duration Bond Fund	II, Service I
MML Small Cap Equity Fund	Initial, Service
MML Strategic Emerging Markets Fund	II, Service I

MASSMUTUAL SELECT FUNDS		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Nicholas Palmerino	By:	/s/ Michael F. Rogers
	Nicholas Palmerino		Michael F. Rogers
Title:	CFO and Treasurer	Title: Executive Vice President

MASSMUTUAL PREMIER FUNDS

By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer

MML SERIES INVESTMENT FUND

By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer

MML SERIES INVESTMENT FUND II

By:	/s/ Nicholas Palmerino
Nicholas Palmerino
Title:	CFO and Treasurer

LOAN SERVICES ADDENDUM

TO CUSTODIAN AGREEMENT

ADDENDUM to that certain Amended, Restated and Consolidated Custodian Agreement (the “Consolidated Agreement”) by and among each open-end management investment company (a “Fund”) identified on the signature page thereto or made subject thereto pursuant to Section 25 thereof and State Street Bank and Trust Company, including its subsidiaries and other affiliates (the “Bank”). As used in this Addendum, the term “Fund”, in relation to a Loan (as defined below), includes a Portfolio on whose behalf the Fund acts with respect to the Loan.

The following provisions will apply with respect to interests in commercial loans, including loan participations, whether the loans are bilateral or syndicated and whether any obligor is located in or outside of the United States (collectively, “Loans”), made or acquired by a Fund on behalf of one or more of its Portfolios.

SECTION 1. PAYMENT CUSTODY. If a Fund wishes the Bank to receive payments directly with respect to a Loan for credit to the bank account maintained by the Bank for the Fund under the Consolidated Agreement,

(a)         the Fund will cause the Bank to be named as the Fund’s nominee for payment purposes under the relevant financing documents, e.g., in the case of a syndicated loan, the administrative contact for the agent bank, and otherwise provide for the payment to the Bank of the payments with respect to the Loan; and

(b)         the Bank will credit to the bank account maintained by the Bank for the Fund under the Consolidated Agreement any payment on or in respect of the Loan actually received by the Bank and identified as relating to the Loan, but with any amount credited being conditional upon clearance and actual receipt by the Bank of final payment.

SECTION 2. MONITORING. If a Fund wishes the Bank to monitor payments on and forward notices relating to a Loan,

(a)         the Fund will deliver, or cause to be delivered, to the Bank a schedule identifying the amount and due dates of the scheduled principal payments, the scheduled interest payment dates and related payment amount information, and such other information with respect to the Loan as the Bank may reasonably require in order to perform its services hereunder (collectively, “Loan Information”) and in such form and format as the Bank may reasonably request; and

(b)         the Bank will (i) if the amount of a principal, interest, fee or other payment with respect to the Loan is not received by the Bank on the date on which the amount is scheduled to be paid as reflected in the Loan Information, provide a report to the Fund that the payment has not been received and (ii) if the Bank receives any consent solicitation, notice of default or similar notice from any syndication agent, lead or obligor on the Loan, undertake reasonable efforts to forward the notice to the Fund.

SECTION 3. EXCULPATION OF THE BANK.

(a)         Payment Custody and Monitoring. The Bank will have no liability for any delay or failure by the Fund or any third party in providing Loan Information to the Bank or for any inaccuracy or incompleteness of any Loan Information. The Bank will have no obligation to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness any Loan Information or other information or notices received by the Bank in respect of the Loan. The Bank will be entitled to (i) rely upon the Loan Information provided to it by or on behalf of the Fund or any other information or notices that the Bank may receive from time to time from any syndication agent, lead or obligor or any similar party with respect to the Loan and (ii) update its records on the basis of such information or notices as may from time to time be received by the Bank.

(b)         Any Service. The Bank will have no obligation to (i) determine whether any necessary steps have been taken or requirements have been met for the Fund to have acquired good or record title to a Loan, (ii) ensure that the Fund’s acquisition of the Loan has been authorized by the Fund, (iii) collect past due payments on the Loan, preserve any rights against prior parties, exercise any right or perform any obligation in connection with the Loan (including taking any action in connection with any consent solicitation, notice of default or similar notice received from any syndication agent, lead or obligor on the Loan) or otherwise take any other action to enforce the payment obligations of any obligor on the Loan, (iv) become itself the record title holder of the Loan or (v) make any advance of its own funds with respect to the Loan.

(c)         Miscellaneous. The Bank will not be considered to have been or be charged with knowledge of the sale of a Loan by the Fund, unless and except to the extent that the Bank shall have received written notice of the sale from the Fund and the proceeds of the sale have been received by the Bank for credit to the bank account maintained by the Bank for the Fund under the Consolidated Agreement. If any question arises as to the Bank’s duties under this Addendum, the Bank may request instructions from the Fund and will be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Fund. The Bank will in all events have no liability, risk or cost for any action taken or omitted with respect to the Loan pursuant to Proper Instructions. The Bank will have no responsibilities or duties whatsoever with respect to the Loan except as are expressly set forth in this Addendum.